Exhibit 99.1

Contact:

EnteroMedics Inc.

Greg S. Lea

(651) 789-2860

ir@enteromedics.com

EnteroMedics Reports Third Quarter 2012 Financial Results

Company to Host Conference Call Today, October 24, 2012, at 11:00 AM ET

ST. PAUL, Minnesota, October 24, 2012 – EnteroMedics Inc. (NASDAQ: ETRM), the developer of medical devices using neuroblocking technology to treat obesity, metabolic diseases and other gastrointestinal disorders, today announced financial results for the three and nine months ended September 30, 2012.

For the three months ended September 30, 2012, the Company reported a net loss of $5.8 million, or $0.14 per share, including research and development expenses of $2.6 million and general and administrative expenses of $3.0 million. For the nine months ended September 30, 2012, the Company reported a net loss of $16.4 million, or $0.42 per share. Operating expenses were primarily associated with the cost of supporting the Company’s multiple ongoing clinical trials, including the ReCharge Study, international commercialization efforts, and the continued development of VBLOC® vagal blocking therapy delivered through the Company’s Maestro® Rechargeable System. On September 30, 2012, the Company’s cash, cash equivalents, restricted cash and short-term investments totaled $27.4 million.

“As 2012 draws to a close, we look forward to the unblinding of our pivotal ReCharge Study and, following a thorough analysis of the study data, to the announcement of results in the first quarter of 2013,” said Greg S. Lea, Senior Vice President and Chief Financial Officer. “As we take steps to prepare for anticipated US pre-commercialization activities related to the Maestro System in 2013, the Company remains well funded, with cash and investments of $27.4 million at the end of September and a $45.0 million committed issuer managed equity financing facility available for draw, subject to certain conditions, at our discretion. This gives us financial flexibility as we approach these major milestones, seek US regulatory approval and continue to develop our commercialization strategy in markets around the world.”

Conference Call Details

The third quarter conference call may be accessed by dialing (877) 280-7473 (U.S. and Canada) or (707) 287-9370 (international), and entering passcode 47062909. A replay of the call will be available from October 24, 2012 at 2:00 PM Eastern Time through January 24, 2013 at 11:59 PM Eastern Time by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international) and entering passcode 47062909.

To access the live webcast, visit the events page of the investor relations section of EnteroMedics’ website at www.enteromedics.com. A replay of the webcast will be available immediately after the conference call.

About Maestro® Rechargeable (RC) System

The Maestro RC System delivers VBLOC® vagal blocking therapy via two small electrodes that are laparoscopically implanted and placed in contact with the trunks of the vagus nerve just above the junction between the esophagus and the stomach. The Maestro RC System is powered by an internal, rechargeable battery. The battery is recharged via an external mobile charger and transmit coil that the patient uses for a short time each week. The Maestro RC System has received CE Mark and has been listed on the Australian Register of Therapeutic Goods.

About VBLOC® Therapy

EnteroMedics developed VBLOC® vagal blocking therapy to offer bariatric surgeons and their patients a less invasive alternative to existing surgical weight loss procedures that may present significant risks and alter digestive system anatomy, lifestyle and food choices. VBLOC® Therapy is delivered via the Maestro® System through laparoscopically implanted leads to intermittently block the vagus nerves using high-frequency, low-energy electrical impulses. VBLOC® Therapy is designed to target the multiple digestive functions under control of the vagus nerves and to affect the perception of hunger and fullness.

About EnteroMedics Inc.

EnteroMedics is a medical device company focused on the development and commercialization of its neuroscience based technology to treat obesity and metabolic diseases. EnteroMedics’ proprietary technology, VBLOC® vagal blocking therapy, delivered by a pacemaker-like device called the Maestro® Rechargeable System, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. VBLOC allows people with obesity to take a positive path towards weight loss, addressing the lifelong challenge of obesity and its comorbidities without sacrificing wellbeing or comfort. EnteroMedics’ Maestro Rechargeable System has received CE Mark and is listed on the Australian Register of Therapeutic Goods.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations; our losses since inception and for the foreseeable future; our lack of commercial regulatory approval for our Maestro® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; our preliminary findings from our EMPOWER™ pivotal trial; our ability to comply with the Nasdaq continued listing requirements; our ability to commercialize our Maestro System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our Maestro System; physician adoption of our Maestro System and VBLOC® vagal blocking therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the annual report on Form 10-K filed March 15, 2012. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Caution—Investigational device. Limited by Federal (United States) law to investigational use.

The implantation procedure and usage of the Maestro® System carry some risks, such as the risks generally associated with laparoscopic procedures and those related to treatment as described in the ReCharge clinical trial informed consent.

(See attached tables)

ENTEROMEDICS INC.

(A Development Stage Company)

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Sales	$—	$—	$312	$—
Cost of goods sold	—	—	232	—

Gross profit	—	—	80	—

Operating expenses:
Research and development	2,581	4,779	7,521	10,882
Selling, general and administrative	2,992	2,354	8,347	6,489

Total operating expenses	5,573	7,133	15,868	17,371

Operating loss	(5,573)	(7,133)	(15,788)	(17,371)
Other income (expense), net	(274)	(165)	(645)	(570)

Net loss	$(5,847)	$(7,298)	$(16,433)	$(17,941)

Net loss per share—basic and diluted	$(0.14)	$(0.26)	$(0.42)	$(0.64)

Shares used to compute basic and diluted net loss per share	40,984	28,210	38,811	27,999

ENTEROMEDICS INC.

(A Development Stage Company)

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Cash, cash equivalents and short-term investments	$27,215	$29,493
Restricted cash	200	200
Inventory	1,611	1,069
Prepaid expenses and other current assets	611	805
Property and equipment, net	630	630
Other assets	456	289

Total assets	$30,723	$32,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$293	$434
Debt	9,633	5,188
Other liabilities	3,985	6,823

Total liabilities	13,911	12,445
Stockholders’ equity	16,812	20,041

Total liabilities and stockholders’ equity	$30,723	$32,486

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